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                                                                     EXHIBIT 23a


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2002, relating to the consolidated financial statements of AIG SunAmerica Life Assurance Company (formerly, Anchor National Life Insurance Company) appearing on page F-2 of the AIG SunAmerica Life Assurance Company's Annual Report on Form 10-KA for the year ended December 31, 2001. We consent to the incorporation by reference of our report dated June 26, 2001 relating to the financial statements of Variable Annuity Account Five (Portion Relating to the Seasons Variable Annuity), and of report dated June 26, 2001 relating to the financial statements of Variable Annuity Account Five (Portion Relating to the Seasons Select II Variable Annuity). We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.



PricewaterhouseCoopers LLP
Los Angeles, California
July 16, 2002